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                                                                      Exhibit 11



                          Viacom Inc. and Subsidiaries
                  Computation of Net Earnings (Loss) Per Share

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
                                                                                    Three months ended March 31,
                                                                                    ----------------------------
                                                                                  2000                           1999
                                                                                  ----                           ----
                                                                                 (In millions, except per share amounts)
Earnings (loss):
Earnings from continuing operations................................           $        76.0                    $      68.4
Cumulative convertible preferred stock dividend
   requirement.....................................................                      --                           (0.4)
Premium on redemption of preferred stock...........................                      --                          (12.0)
                                                                             --------------                    -----------
Earnings from continuing operations attributable to common
   stock ..........................................................                    76.0                           56.0
Extraordinary loss, net of tax.....................................                      --                          (23.5)
                                                                             --------------                    -----------
Net earnings attributable to common stock..........................           $        76.0                    $      32.5
                                                                              =============                   ============

Basic computation:
Shares:
Weighted average number of common shares...........................                   694.8                          696.1
                                                                              =============                   ============

Net earnings (loss) per common share:
Earnings from continuing operations................................           $        0.11                    $      0.08
Extraordinary loss, net of tax.....................................                      --                          (0.03)
                                                                             --------------                    -----------
Net earnings ......................................................           $        0.11                    $      0.05
                                                                              =============                   ============

Diluted computation:
Shares:
Weighted average number of common shares (basic)...................                   694.8                          696.1
   Common shares potentially issuable in connection with
      stock options and warrants...................................                    16.7              .            15.0
                                                                             --------------                    -----------
Weighted average number of common shares (diluted).................                   711.5                          711.1
                                                                              =============                   ============

Net earnings (loss) per common share:
Earnings from continuing operations................................          $         0.11                    $      0.08
Extraordinary loss, net of tax.....................................                      --                          (0.03)
                                                                             --------------                    -----------
Net earnings ......................................................          $         0.11                    $      0.05
                                                                              =============                   ============
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